UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2025
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UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

530 Lytton Avenue, Suite 301
Palo Alto,	California		94301
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Elizabeth Nelson did not stand for re-election as a member of the board of directors, or the Board, of Upwork Inc., or the Company, at the Company's 2025 annual stockholder meeting held on June 5, 2025, or the Annual Meeting, and Gregory C. Gretsch retired from the Board effective as of the date of the Annual Meeting. In connection with Ms. Nelson's departure, the Board, at the recommendation of its nominating and governance committee, nominated Dana L. Evan for election as a Class I director at the Annual Meeting. In connection with Mr. Gretsch's departure, the Board, at the recommendation of its nominating and governance committee, appointed Glenn Kelman to serve as a Class III director effective as of the date of the Annual Meeting.

On June 2, 2025, subject to Ms. Evan's election at the Annual Meeting and in addition to her previously announced appointment to serve as the chair of the audit, risk and compliance committee of the Board, the Board appointed Ms. Evan to serve as a member of the Board's compensation committee and nominating and governance committee effective immediately following the Annual Meeting.

In addition, on June 2, 2025, the Board appointed Mr. Kelman as a member of the Board's compensation committee effective immediately following the Annual Meeting.

There is no arrangement or understanding between either of Ms. Evan or Mr. Kelman and any other persons pursuant to which either of Ms. Evan or Mr. Kelman was selected as a director. Neither Ms. Evan nor Mr. Kelman has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Each of Ms. Evan's and Mr. Kelman’s compensation will be pursuant to the Company’s amended and restated non-employee director compensation program, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2025.

Each of Ms. Evan and Mr. Kelman has also entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 6, 2018 (File No. 333-227207).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2025, the Company held the Annual Meeting. At the Annual Meeting, there were present, in person or by proxy, holders of 113,717,118 shares of common stock, or approximately 85% of the total outstanding shares entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. The holders present voted on the three proposals presented at the Annual Meeting as follows:

Proposal One - Election of Directors

The Company’s stockholders approved the election of three directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is elected and qualified, by the following votes:

Nominee	Votes For	Votes Against	Abstentions
Thomas Layton	87,529,677	18,068,666	45,120
Dana L. Evan	105,262,295	360,665	20,503
Kevin Harvey	91,447,794	14,150,635	45,034

There were also 8,073,655 broker non-votes on Proposal One.

Proposal Two - Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the year ending December 31, 2025 by the following votes:

Votes For	Votes Against	Abstentions
113,156,153	546,276	14,689

There were no broker non-votes on Proposal Two.

Proposal Three - Advisory Vote to Approve Named Executive Officer Compensation

The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions
98,895,616	6,724,747	23,100

There were also 8,073,655 broker non-votes on Proposal Three.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: June 5, 2025	By:	/s/ Jacob McQuown
Jacob McQuown VP, Deputy General Counsel